Exhibit 5.1

CONNER & WINTERS

TULSA

Henry G. Will

Joseph J. McCain, Jr.

Lynnwood R. Moore, Jr.

Robert A. Curry

Steven W. McGrath

D. Richard Funk

Randolph L. Jones, Jr.

P. David Newsome, Jr.

J. Ronald Petrikin

Larry B. Lipe

James E. Green, Jr.

Martin R. Wing

John W. Ingraham

Andrew R. Turner

Gentra Abbey Sorem

R. Kevin Redwine

Tony W. Haynie

Bruce W. Freeman

David R. Cordell

John N. Hove

C. Raymond Patton, Jr.

Paul E. Braden

Robert J. Melgaard

P. Scott Hathaway
Lawrence A. Hall

Timothy T. Trump

Mark E. Dreyer

Nancy E. Vaughn

Gregory D. Renberg

Mark D. Berman

Katherine G. Coyle

Rebecca S. Woodward

Beverly K. Smith

Melodie Freeman-Burney

R. Richard Love, III

Robert D. James

Stephen R. Ward

Jeffrey R. Schoborg

Anne B. Sublett

J. Ryan Sacra

Katy Day Inhofe

Jason S. Taylor

Stephan A. Wangsgard

Julia Forrester-Sellers

Melinda L. Kirk

P. Bradley Bendure

Kathryn J. Kindell

Cara M. Hair

Alissa A. Hurley

Heather Holt Bilderback

Debra R. Stockton

OF COUNSEL

William G. von Glahn

Bob F. McCoy

ATTORNEYS & COUNSELORS AT LAW

Conner & Winters, P.C.

3700 First Place Tower

15 East Fifth Street

Tulsa, Oklahoma 74103-4344

918-586-5711

Fax 918-586-8982

www.cwlaw.com

______________

Writer’s Direct Number

918-586-5691

Writer’s Fax Number

918-586-8548

Writer’s E-mail Address

lmoore@cwlaw.com

OF COUNSEL EMERITUS

John E. Barry

James R. Ryan

Russell H. Harbaugh, Jr.

David O. Cordell

OKLAHOMA CITY

Irwin H. Steinhorn

John W. Funk

Jared D. Giddens

Kiran A. Phansalkar

Mitchell D. Blackburn

Mark H. Bennett

Bryan J. Wells

Laura McCasland Holbrook

John E. Gatliff II

J. Dillon Curran

William M. Lewis

OF COUNSEL

Peter B. Bradford

Shelia L. Darling

NORTHWEST ARKANSAS

John R. Elrod*

Greg S. Scharlau

Terri Dill Chadick

Vicki Bronson*

Todd P. Lewis*

P. Joshua Wisley

OF COUNSEL

Charles E. Scharlau*

SANTA FE, NEW MEXICO

OF COUNSEL

Douglas M. Rather

JACKSON, WYOMING

Randolph L. Jones, Jr.

WASHINGTON, D.C.

G. Daniel Miller*

OF COUNSEL

Erica L. Summers*

__________________

Benjamin C. Conner

      1879-1963

John M. Winters, Jr.

      1901-1989

*Not Admitted in Oklahoma

October 22, 2004

Jameson Inns, Inc.

8 Perimeter Center East

Suite 8050

Atlanta, Georgia 30346-1603

Re:	Jameson Inns, Inc. Stock Awards Program Registration Statement on Form S-3 (the “Registration Statement”)

Gentlemen:

We have served as counsel to Jameson Inns, Inc., a Georgia corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) with respect to the registration of 2,000,000 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), to be issued pursuant to the Jameson Stock Awards Program. The Registration Statement was filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on September 15, 2004 and Amendment No. 1 to the Registration Statement is to be filed on or about October 22, 2004.

We have examined the Registration Statement, as amended. In addition, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the

October 22, 2004

authenticity of the originals from which all such copies were made. We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

We have also assumed that prior to the issuance of the Common Stock, the effectiveness of the Registration Statement shall not have been terminated or rescinded.

Based on the foregoing, upon the assumption that there will be no material changes in the documents we have examined referred to above, we are of the opinion that the shares of Common Stock issuable pursuant to the terms of the Jameson Inns, Inc. Stock Awards Program have been duly authorized and, when issued, delivered and paid for in accordance with the terms of that program, will be legally issued, fully paid and non-assessable.

Our opinion expressed above is limited to the corporate laws of the State of Georgia (including applicable provisions of the Georgia Constitution and reported judicial decisions), and the federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction. We are not members of the Bar of the State of Georgia and have not obtained any opinions of local counsel. Insofar as the opinions expressed herein relate to matters of Georgia law, we have relied exclusively on the latest standard compilations of such statutes, constitutional provisions and judicial decisions as reproduced in commonly accepted unofficial publications available to us.

This letter does not address any matters other than those expressly addressed herein. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

We consent to the filing of this opinion as Exhibit 5.1 to Amendment No. 1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Conner & Winters
CONNER & WINTERS, P.C.